Exhibit (h.28)

Exhibit A

iShares Trust

S&P 100®

S&P 500®

S&P 500 Growth IndexTM

S&P 500 Sustainability Screened Index®

S&P 500 Value IndexTM

S&P 900 Growth IndexTM

S&P 900 Value IndexTM

S&P AMT-Free Municipal Series Callable-Adjusted Dec 2026 IndexTM

S&P AMT-Free Municipal Series Callable-Adjusted Dec 2027 IndexTM

S&P AMT-Free Municipal Series Callable-Adjusted Dec 2028 IndexTM

S&P AMT-Free Municipal Series Dec 2022 IndexTM

S&P AMT-Free Municipal Series Dec 2023 IndexTM

S&P AMT-Free Municipal Series Dec 2024 IndexTM

S&P AMT-Free Municipal Series Dec 2025 IndexTM

S&P Asia 50TM

S&P Developed ex-U.S. Property IndexTM

S&P Emerging Markets Infrastructure IndexTM

S&P Europe 350TM

S&P Global 100TM

S&P Global 1200 Communication Services 4.5/22.5/45 Capped IndexTM

S&P Global 1200 Consumer Discretionary (Sector) Capped IndexTM

S&P Global 1200 Consumer Staples (Sector) Capped IndexTM

S&P Global 1200 Energy IndexTM

S&P Global 1200 Financials IndexTM

S&P Global 1200 Health Care IndexTM

S&P Global 1200 Industrials IndexTM

S&P Global 1200 Information Technology IndexTM

S&P Global 1200 Materials IndexTM

S&P Global 1200 Utilities (Sector) Capped IndexTM

S&P Global Clean Energy IndexTM

S&P Global Infrastructure IndexTM

S&P Global Timber & Forestry IndexTM

S&P Latin America 40TM

S&P MidCap 400®

S&P MidCap 400 Growth IndexTM

S&P MidCap 400 Sustainability Screened Index®

S&P MidCap 400 Value IndexTM

S&P North American Expanded Technology Sector IndexTM

S&P North American Expanded Technology Software IndexTM

S&P North American Natural Resources Sector IndexTM

S&P North American Technology Multimedia Networking IndexTM

S&P SmallCap 600®

S&P SmallCap 600 Growth IndexTM

S&P SmallCap 600 Sustainability Screened Index®

S&P SmallCap 600 Value IndexTM

S&P Target Risk Aggressive Index

S&P Target Risk Conservative Index

S&P Target Risk Growth Index

S&P Target Risk Moderate Index

S&P Total Market IndexTM

S&P Transportation Select Industry FMC Capped Index